UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 26, 2021
Date of report (date of earliest event reported)

UPSTART HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39797	46-4332431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2950 S. Delaware Street, Suite 300
San Mateo, California 94403
(Address of principal executive offices, including zip code)

(650) 204-1000
(Registrant's telephone number, include area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	UPST	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On May 27, 2021, Upstart Holdings, Inc. (the “Company”) delivered a notice of prepayment notifying the lenders under its Mezzanine Loan and Security Agreement, dated as of October 22, 2018, by and among the Company, Upstart Network, Inc. and Silicon Valley Bank (as may from time to time have been amended, restated, or otherwise modified, the “Loan Agreement”), that the Company would prepay approximately $16.0 million (which amount represents the borrowings currently outstanding, accrued and unpaid interest and applicable prepayment fees). This prepayment was made on June 1, 2021. Following the prepayment, other than any provisions which by their terms survive termination, the Loan Agreement was terminated, and no further borrowings may be made thereunder.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 26, 2021, the Company held its annual meeting of stockholders (the “Annual Meeting”). The stockholders of the Company voted on the following two proposals at the Annual Meeting, each of which is more fully described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 14, 2021.

Proposal One - Election of Class I Directors. The following nominees were each elected as a Class I director to serve until the Company's 2024 annual meeting of stockholders or until their successors are duly elected and qualified.

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Dave Girouard	51,771,779	6,775,312	2,100,222
Hilliard C. Terry, III	51,772,971	6,774,120	2,100,222

Proposal Two - Ratification of the Appointment of Independent Registered Public Accounting Firm. The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021, was ratified.

Votes For	Votes Against	Abstentions
60,638,681	5,010	3,622

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UPSTART HOLDINGS, INC.
Dated: June 2, 2021	By:	/s/ Sanjay Datta
Sanjay Datta
Chief Financial Officer